UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2022

PTC THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35969	04-3416587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Blackstone Transactions

Debt Facility

On October 27, 2022 (the “Closing Date”), PTC Therapeutics, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) for fundings of up to $950.0 million consisting of a committed loan facility of $450.0 million and further contemplating the potential for up to $500.0 million of additional financing, to the extent that the Company requests such additional financing and subject to the Lenders’ agreement to provide such additional financing and to mutual agreement on terms, among the Company, certain subsidiaries of the Company (together with the Company, the “Loan Parties”) and funds and other affiliated entities advised or managed by Blackstone Life Sciences Advisors L.L.C. and Blackstone Alternative Credit Advisors LP (collectively, “Blackstone”, and such lenders, together with their permitted assignees, the “Lenders” and each a “Lender”) and Wilmington Trust, National Association, as the administrative agent for the Lenders (“Administrative Agent”).

The Credit Agreement provides for a senior secured term loan facility funded on the Closing Date in the aggregate principal amount of $300.0 million (the “Initial Loans”) and a committed delayed draw term loan facility of up to $150.0 million (the “Delayed Draw Loans” and, together with the Initial Loans, the “Loans”) to be funded at the Company’s request within 18 months of the Closing Date subject to specified conditions. In addition, the Credit Agreement contemplates the potential for further financings by Blackstone, by providing for incremental discretionary uncommitted further financings of up to $500.0 million.

The Term Loans mature on the date that is seven years from the Closing Date (the “Maturity Date”). Borrowings under the Credit Agreement bear interest at a variable rate equal to, at the Company’s option, either an adjusted Term SOFR rate plus seven and a quarter percent (7.25%) or the Base Rate plus six and a quarter percent (6.25%), subject to a floor of one percent (1%) and two percent (2%) with respect to Term SOFR rate and Base Rate (each as defined in the Credit Agreement), respectively.

Payments of the Loans will be subject to the following premiums, in each case, from the date the applicable Loan is funded (such date, the “Funding Date”).

Prepayment Date	Premium
Prior to the third anniversary of the Funding Date	Make-whole
On and after the third anniversary of the Funding Date but less than 4 years from the Funding Date	3.00%
On and after the fourth anniversary of the Funding Date but less than 5 years from the Funding Date	2.00%
On and after the fifth anniversary of the Funding Date but less than 6 years from the Funding Date	1.00%
On and after the sixth anniversary of the Funding Date	Par

All obligations under the Credit Agreement will be secured, subject to certain exceptions and specified inclusions, by security interests in certain assets of the Loan Parties, including (1) intellectual property and other assets related to TranslarnaTM (ataluren), Emflaza® (deflazacort), UpstazaTM (eladocagene exuparvovec), PTC923 and, until certain release conditions are met, Vatiquinone, in each case, together with any other forms, formulations, or methods of delivery of any such products, and regardless of trade or brand name, (2) future acquired intellectual property (but not internally developed intellectual property unrelated to other intellectual property collateral) and other related assets, and (3) the equity interests held by the Loan Parties in certain of their subsidiaries.

The Credit Agreement contains negative covenants that, among other things and subject to certain exceptions, could restrict the Company’s ability to, incur additional liens; incur additional indebtedness; make investments, including acquisitions; engage in fundamental changes; sell or dispose of assets that constitute collateral; pay dividends or make any distribution or payment on or redeem, retire or purchase any equity interests; amend, modify or waive certain material agreements and key contracts or organizational documents; and make payments of certain subordinated indebtedness. In addition, the Company will be required under conditions specified in the Credit Agreement to fund a reserve account up to certain amounts specified therein. The funds in the reserve account are available to prepay the Loans at any time at the Company’s option, and are, if funded, subject to release upon certain further conditions. Upon any such release, such funds are freely available for use by the Company subject to the generally applicable terms and conditions of the Credit Agreement.

The Credit Agreement also requires the Company to have consolidated liquidity of at least $100.0 million as of the last day of each fiscal quarter, which shall be increased to $200.0 million upon the Company consummating acquisitions meeting certain consideration thresholds described in the Credit Agreement. Additionally, the Credit Agreement contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default, including nonpayment of principal, interest and other amounts; failure to comply with covenants; the rendering of judgments or orders or default by the Company in respect of other material indebtedness; certain insolvency and ERISA events; and certain events related to specified key contracts and key permits and other and regulatory matters.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Stock Purchase Agreement

In connection with the execution of the Credit Agreement, the Company and certain entities affiliated with the Lenders (the “Purchasers”) also entered into a stock purchase agreement on the Closing Date (the “Stock Purchase Agreement”) for the sale and issuance of 1,095,290 shares of common stock (the “Shares”) to the Purchasers at a price of $45.65 per share, for an aggregate purchase price of approximately $50.0 million. The per share price represents the closing price of the Company’s common stock on the Nasdaq Global Select Market on October 26, 2022.

Under the Stock Purchase Agreement, the Company agreed to register the resale of the Shares on a registration statement to be filed with the Securities and Exchange Commission within 60 days of the Closing Date. The Company has agreed to keep such registration statement effective for a period of six months following the Closing Date. In addition, subject to certain conditions, the Purchasers will be entitled to participate in registered underwritten public offerings by the Company during such period.

Pursuant to the terms of the Stock Purchase Agreement, the Purchasers and certain of their controlled affiliates have agreed not to, without the prior written approval of the Company and subject to specified conditions, directly or indirectly acquire shares of the Company’s outstanding common stock in excess of specified thresholds, seek or propose any acquisition of all or substantially all of the assets of the Company, seek or propose a merger or other business combination involving the Company, solicit proxies or consents with respect to any securities of the Company, seek to influence the management, board of directors or policies of the Company, or undertake other specified actions related to the potential acquisition of additional equity interests in the Company, or to encourage others to do any of the above (the “Standstill Restrictions”). The Standstill Restrictions terminate on the earliest of (i) the commencement of a tender offer or exchange offer by a third party unaffiliated with the Purchasers for more than 50% of the Company’s outstanding common stock, (ii) the public announcement by the Company of a written agreement to consummate a change of control of the Company, (iii) the public announcement of the Company’s voluntary or involuntary bankruptcy and (iv) the termination of the Credit Agreement.

The Purchasers have also agreed not to sell or transfer the Shares without the prior written approval of the Company for a period of 90 days following the Closing Date, subject to certain exceptions.

The foregoing summary of the Stock Purchase Agreement is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Debt Facility” in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the heading “Stock Purchase Agreement” in Item 1.01 above is incorporated herein by reference. The Shares were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) thereunder.

Item 7.01.	Regulation FD Disclosure.

On October 27, 2022, the Company issued a press release in which it announced that it entered into the Credit Agreement and the Stock Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by PTC Therapeutics, Inc. on October 27, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: October 27, 2022	By:	/s/ Emily Hill
Emily Hill
Chief Financial Officer